EXHIBIT 16.1

HHC
11020 71st Avenue, Apt. #633
Forest Hills, NY 11375
Tel. 6142608772
Email.inform@HHCCPA.net

January 8, 2014

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Big Tree Group Inc. (the “Company”) Form 8-K dated January 6, 2014, and are in agreement with the statements relating only to HHC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/S/ HHC